Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of FFBW, Inc. of our report dated March 28, 2018, on the consolidated financial statements of FFBW, Inc. and subsidiary, which appears in the Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38239), of FFBW, Inc.

/s/ Wipfli LLP

Milwaukee, Wisconsin

December 21, 2018